Exhibit 99.1

MF Global Reports First Quarter 2010 Results

NEW YORK, August 6, 2009 – MF Global Ltd. (NYSE: MF), a leading intermediary offering customized solutions in global cash, derivatives and related markets, today reported financial results for the first quarter of 2010, ended June 30, 2009.

First Quarter Highlights

•	Revenue, net of interest and transaction-based expenses (net revenue), was $271.5 million for the first quarter of 2010 versus $374.7 million for the same period last year.

•

GAAP net loss applicable to common shareholders was $32.8 million or $0.27 per basic and diluted share for the first quarter, compared with net income of $14.4 million or $0.12 per basic and diluted share for the same period last year.

•

GAAP net loss includes a number of unusual items, such as foreign currency translation losses, accelerated amortization of debt issuance costs, stock compensation expense related to IPO awards, severance and Sarbanes-Oxley compliance costs. Please see the attached table for detailed earnings per share effect.

•	Errors and bad debt expense as a percentage of net revenue was 1.4 percent for the first quarter of 2010, generally within the company’s historical range.

“After implementing extensive internal changes throughout our organization to position MF Global for ongoing success, the next stage of our transition is to focus on driving growth and enhancing the profitability of our business,” said Bernard W. Dan, chief executive officer of MF Global.

“We are beginning to experience some initial benefits of our efforts, evidenced by the fact that nearly every revenue stream increased this quarter over the sequential quarter. As we move forward, our strategy is to expand MF Global’s product offerings, client base and geographic presence and to build the most valuable enterprise possible for shareholders.”

First Quarter 2010 Results

As of June 30, 2009, the company had $2.2 billion in long-term capital.1

[1]	Long-term capital includes all sources of long-term debt and equity (at par amounts).

MF Global Ltd. Clarendon House 2 Church Street Hamilton HM 11, Bermuda Tel 441-296-1274

Client payables at the end of June 2009 were $11.4 billion.

“While aggressively pursuing the best opportunities for growing our business, MF Global remains committed to the integrity of the risk parameters we have established for our company,” said Randy MacDonald, chief financial officer of MF Global.

“We believe our business model coupled with the successful long-term execution of our growth strategy will give investors and clients alike great confidence in MF Global’s value proposition. Our largely independent model, clean balance sheet, and client-centric focus have created the platform for MF Global to increase its talent base in high growth, high margin businesses, rationalize our cost structure and more effectively execute our business strategy.”

Revenue, net of interest and transaction-based expenses (net revenue), was $271.5 million in the first quarter, compared with net revenue of $374.7 million for the same period last year. The decline in revenue was primarily due to a decrease in exchange volumes, lower interest rates and narrower spreads from matched principal transactions.

GAAP net loss applicable to common shareholders in the first quarter was $32.8 million, or a loss of $0.27 per basic and diluted share, compared with net income of $14.4 million or $0.12 per basic and diluted share in the prior year.

First quarter net loss included a foreign currency translation loss of $16.3 million or $0.07 per fully diluted share, accelerated amortization of debt issuance costs related to repayment of the $240 million term loan of $9.7 million or $0.03 per fully diluted share, stock compensation related to IPO awards of $8.8 million or $0.05 per fully diluted share, severance charges of $1.9 million or $0.01 per fully diluted share and Sarbanes-Oxley costs of $0.9 million or $0.01 per fully diluted share.2

Employee compensation and benefits (excluding non-recurring IPO awards) during the quarter totaled $172.7 million, or 63.6 percent of net revenue compared with $210.7 million, or 56.2 percent in the same period last year. Excluding severance costs of $1.9 million in the first quarter of 2010 and $5.6 million in the same period last year, employee compensation and benefits totaled $170.8 million or 62.9 percent of net revenue and $205.1 million or 54.8 percent of net revenues, respectively. The increase in compensation percentage was primarily due to an increase in headcount related to the company’s focus on growing certain product offerings as well as the migration away from consulting costs to salaried employees.

[2]	Fully diluted shares is a non-GAAP measure. Please see the definition of non-GAAP measures in the table in this release.

Non-compensation expense in the first quarter of 2010 was $110.2 million compared to $108.8 million for the same period last year. Non-compensation expense for the first quarter of 2010 includes a foreign currency translation loss of $16.3 million. There were two components of foreign currency translation loss: $4.1 million was related to the Parabola litigation, for which the underlying liability was determined in May 2009 and recorded retrospectively to March 31, 2009, in accordance with accounting requirements, and $12.2 million loss related to a 13 percent strengthening of the British Pound against the U.S. Dollar and a 6 percent strengthening of the Euro against the U.S. Dollar.

Errors and bad debts in the first quarter were 1.4 percent of net revenue, generally within the company’s historical range.

First Quarter 2010 Business Metrics

Total first quarter 2010 exchange traded volumes were 429.7 million contracts versus 542.5 million for the same period last year.

First quarter 2010 execution-only volumes were 131.5 million contracts compared with 155.8 million for the same period last year. Cleared volumes for the first quarter were 298.2 million contracts versus 386.7 million for the same period in the prior year.

Principal transactions for the first quarter of 2010 totaled $45.7 million versus $63.2 million in the same period last year. Including net interest income from related financing transactions, aggregate revenue from principal transactions totaled $88.5 million in the first quarter 2010 compared with $99.7 million in the same period in the prior year.

Net revenue from the investment of client payables and excess cash, including net interest income and related principal transaction revenue, was $33.5 million for the first quarter of 2010 compared with $69.6 million in the same period last year. The company’s net interest income was impacted by global interest rates, which were near zero, partially offset by the company extending the duration on a portion of its portfolio. Please see the attached table for comparison periods.

Business Developments

Enhanced Management Team

New General Counsel Appointed

In June, MF Global appointed Laurie Ferber as general counsel to replace Howard Schneider, who will retire following a transition period. Ms. Ferber joined the company from International Derivatives Clearing Group, where she served as general counsel

MF Global Ltd. Clarendon House 2 Church Street Hamilton HM 11, Bermuda Tel 441-296-1274

and chief regulatory officer. Prior to that, she held a number of business and legal positions over more than 21 years at Goldman, Sachs & Co., including roles in the Economic Derivatives, Power Trading, and Fixed Income, Currency and Commodities groups.

Managing Director of Europe Named

In June, MF Global promoted James Rowsell to managing director of Europe. Mr. Rowsell previously had served as the company’s global head of equities since 2003 based in London. As the senior leader of the region, he will be responsible for MF Global’s European growth strategy, including oversight of its London, Paris, Amsterdam and Geneva offices.

Product Offering Expansion

MF Global advanced its strategy of diversifying its product offerings by launching its Alternative Investment Strategies (AIS) group in June. The group provides qualified U.S. retail and institutional investors with access to the fast-growing managed futures sector through a direct asset placement program of managed accounts.

Retail Expansion

MF Global launched its premier U.S. retail brand, Lind-Waldock, in Canada, offering investors there the superior client service, extensive futures trading resources and expertise for which Lind-Waldock is known. The move leverages Lind-Waldock’s brand, strong reputation and scalable platform.

Increased Exchange Presence

MF Global joined the Chicago Climate Exchange as an offset aggregator in June, as well as became a participant on ELX Futures, which launched trading in U.S. Treasury futures contracts in July.

Earnings Conference Call Information

MF Global will hold a conference call to discuss the first quarter 2010 results today at 8:00 a.m. EDT. The call is open to the public.

Dial-in information

U.S./Canada: +1 866 312 9464

International: +1 706 643 0009

Passcode: 17209508

Listeners to the call should dial in approximately 10 minutes prior to the start of the call.

Webcast information

A live audio webcast of the presentation will also be available on the investor relations section of the MF Global Web site, at http://www.mfglobalinvestorrelations.com, and will be available for replay shortly after the event.

Annual General Meeting of Shareholders

MF Global will hold its Annual General Meeting of Shareholders at 9:00 a.m. EDT on August 13, 2009, at the Omni Berkshire Place Hotel, located at 21 East 52nd Street, New York, New York.

Dial-in information

U.S./Canada: +1 866 312 9464

International: +1 706 643 0009

Passcode: 20043899

Webcast information

A live audio webcast of the meeting will be available on the investor relations section of the MF Global Web site, at http://www.mfglobalinvestorrelations.com, and will be available for replay shortly after the event.

About MF Global

MF Global Ltd. (NYSE: MF), is a leading intermediary offering customized solutions in global cash, derivatives and related markets. It provides execution and clearing services for exchange-traded and over-the-counter derivative products as well as for non-derivative foreign exchange products and securities in the cash market. MF Global is uniquely diversified across products, trading markets, customers and regions. Its worldwide client base includes financial institutions, industrial groups, hedge funds and other asset managers as well as professional traders and private/retail clients. MF Global operates in 14 countries on more than 70 exchanges, providing access to some of the largest financial markets in the world and is the leader by volume on many of these markets. For more information, please visit www.mfglobal.com.

Forward-Looking Statement

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including statements relating to the Company’s future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated. We caution you not to place undue reliance on these forward-looking statements. We refer you to the Company’s latest Annual Report on Form 10-K on file with the Securities and Exchange Commission (SEC) for a description of the risks and uncertainties the Company faces. This press release includes certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release, which is available on the Company’s website at www.mfglobal.com.

Investor Contact:
Lisa Kampf	+1 212.589.6592 lkampf@mfglobal.com
Media Contact:
Melissa Jarmel	+1 312.261.7198 mjarmel@mfglobal.com

# # #

Non-GAAP Financial Measures

In this press release, we provide certain earnings per share ratios based on a fully diluted number of shares (“fully diluted shares”). In accordance with the regulations of the U.S. Securities and Exchange Commission, earnings per share ratios based on fully diluted shares are considered to be non-GAAP financial measures because fully diluted shares represents shares outstanding, as determined on a GAAP basis, with certain adjustments that are made outside of GAAP. We use fully diluted shares for certain ratios for the reasons described further below.

The presentation of fully diluted shares and ratios based on fully diluted shares are not intended to be considered in isolation from, as a substitute for or as superior to, the financial information prepared and presented in accordance with GAAP, and our presentation of this measure may be different from non-GAAP financial measures used by other companies.

To determine fully diluted shares, common shares outstanding are adjusted at June 30, 2009 to add back shares underlying restricted shares and share unit awards (“IPO awards”) granted in connection with our IPO which are not considered dilutive under U.S. GAAP and, therefore, not included in diluted common shares outstanding. These shares are not considered dilutive because, in part, of the value of these awards in relation to the market price of our outstanding common shares. In addition, common shares outstanding are also adjusted at June 30, 2009 to include the impact of our outstanding Series A Preference Shares, Series B Preference Shares and convertible debt, on an if-converted basis. For the three months ended June 30, 2009 weighted average common shares outstanding is adjusted by 3.7 million, 12.0 million, 14.4 million and 19.6 million shares, related to IPO awards, Series A Preference Shares, Series B Preference Shares and convertible debt, respectively. We believe it is meaningful to investors to present ratios based on fully diluted shares because it demonstrates the dilution that investors will experience at the end of the three-year vesting period of our IPO awards and when our Series A Preference Shares, Series B Preference Shares and convertible securities are converted. It is also how our management internally views dilution.

MF Global

Consolidated Statements of Operations

(Dollars in thousands, except share data)

	Three months ended June 30,
	2009	2008
Revenues
Execution only commissions	79,288	119,063
Cleared commissions	259,525	374,173
Principal transactions	45,711	63,161
Interest income	112,189	345,819
Other	13,638	11,641

Total revenues	510,351	913,857
Interest and transaction-based expenses:
Interest expense	36,126	238,797
Execution and clearing fees	142,135	232,703
Sales commissions	60,572	67,703

Total interest and transaction-based expenses	238,833	539,203
Revenues, net of interest and transaction-based expenses	271,518	374,654

Expenses
Employee compensation and benefits (excluding non-recurring IPO awards)	172,669	210,665
Employee compensation related to non-recurring IPO awards	8,845	17,744
Communications and technology	27,158	32,426
Occupancy and equipment costs	9,701	10,255
Depreciation and amortization	13,618	14,165
Professional fees	20,002	31,020
General and other	38,331	15,495
IPO-related costs	871	5,468
Impairment of intangible assets and goodwill	542	—

Total other expenses	291,737	337,238
Gains/(losses) on exchange seats and shares	638	(648)
Loss on extinguishment of debt	9,682	—
Interest on borrowings	10,525	14,217

Income before provision for income taxes	(39,788)	22,551
(Benefit)/provision for income taxes	(14,426)	6,726
Equity in income/(loss) of unconsolidated companies (net of tax)	620	(878)

Net (loss)/income	(24,742)	14,947

Net income attributable to noncontrolling interest	410	556

Net (loss)/income attributable to MF Global Ltd.	$(25,152)	$14,391

Dividends declared on preferred stock	7,678	—

Net (loss)/income applicable to common shareholders	$(32,830)	$14,391

(Loss)/earnings per share:
Basic	$(0.27)	$0.12
Diluted	$(0.27)	$0.12
Weighted average number of common shares outstanding:
Basic	122,918,795	120,122,933
Diluted	122,918,795	121,995,205

MF Global

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	June 30, 2009	March 31, 2009
Assets
Cash and cash equivalents	$822,198	$639,183
Restricted cash and segregated securities	9,187,130	9,670,494
Securities purchased under agreements to resell	18,320,915	12,902,670
Securities borrowed	10,266,044	8,624,906
Securities received as collateral	72,101	54,488
Securities owned	9,926,764	3,605,908
Receivables:
Brokers, dealers and clearing organizations	4,047,530	2,473,341
Customers	354,363	415,532
Affiliates	89	95
Other	55,407	36,884
Memberships in exchanges, at cost	6,388	6,370
Furniture, equipment and leasehold improvements, net	63,471	62,717
Goodwill	—	—
Intangible assets, net	144,209	151,688
Other assets	202,263	191,359

TOTAL ASSETS	53,468,872	38,835,635

Liabilities and Shareholders’ Equity
Short-term borrowings, including current portion of long-term borrowings	166,235	148,835
Securities sold under agreements to repurchase	28,507,968	14,271,698
Securities loaned	4,354,140	5,951,679
Obligation to return securities borrowed	72,101	54,488
Securities sold, not yet purchased, at fair value	2,430,704	2,884,591
Payables:
Brokers, dealers and clearing organizations	4,238,907	1,077,379
Customers	11,351,469	11,766,390
Affiliates	3,142	1,602
Accrued expenses and other liabilities	203,439	293,207
Long-term borrowings	698,339	938,007

TOTAL LIABILITIES	52,026,444	37,387,876

Commitments and contingencies
Preference shares, $1.00 par value per share
Series A Convertible, cumulative	96,167	96,167
Series B Convertible, non-cumulative	128,035	128,035

SHAREHOLDERS’ EQUITY
Common shares, $1.00 par value per share	121,164	120,723
Treasury shares	(127)	(97)
Receivable from shareholder	(29,779)	(29,779)
Additional paid-in capital	1,343,711	1,335,449
Accumulated other comprehensive income (net of tax)	(14,019)	(24,015)
Accumulated deficit	(216,649)	(191,497)
Noncontrolling interest	13,925	12,773

TOTAL SHAREHOLDERS’ EQUITY	1,218,226	1,223,557

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$53,468,872	$38,835,635

Supplementary Data

The table below calculates Principal Transaction Revenue for the periods presented:

	Three months ended June 30,
	2009	2008
	(dollars in millions)
Principal transactions	$45.7	$63.2
Net interest generated from principal transactions and related financing transactions	42.8	36.5

Total principal transactions revenue	$88.5	$99.7

The table below provides an analysis of the components of Net Interest Income for the periods presented:

	Three months ended June 30,
	2009	2008
	(dollars in millions)
Net interest generated from client payables and excess cash	$33.3	$70.5
Net interest generated from principal transactions and related financing transactions	42.8	36.5

Total net interest income	$76.1	$107.0

The table below calculates Net Revenues from Client Payables and Excess Cash for the periods presented:

	Three months ended June 30,
	2009	2008
	(dollars in millions)
Net interest generated from client payables and excess cash	$33.3	$70.5
Principal transactions revenues from investment of client payables	0.2	(0.9)

Total net revenues from client payables and excess cash	$33.5	$69.6

The table below presents volumes for the periods presented:

	Three months ended June 30,
	2009	2008
	(contracts in millions)
Execution-only volumes	131.5	155.8
Cleared volumes	298.2	386.7

Total exchange-traded futures and options volumes	429.7	542.5

The table below presents yield for the periods presented:

	Three months ended June 30,
	2009	2008
Execution (1)	$0.47	$0.64
Cleared (1)	$0.38	$0.38

(1)	Excludes net commission and volume unrelated to exchange-traded derivative activities.

Supplementary Data (continued)

GAAP net loss includes the following amounts and earnings per share effect based on a basic and fully diluted number of shares:

	Pre-tax Amount (millions)	Per Basic Shares (1)	Per Fully Diluted Shares (2)
Shares outstanding (in millions)		122.9	172.6

Foreign currency translation loss	$16.3	$0.10	$0.07
Accelerated amortization of debt issuance costs	$9.7	0.05	0.03
Stock compensation expense related to IPO awards	$8.8	0.07	0.05
Severance expense	$1.9	0.01	0.01
Sarbanes Oxley costs	$0.9	0.01	0.01
Anti-dilutive impact of fully diluted number of shares	$—	—	0.15

(1)	Calculated using after-tax amounts and 122.9 million shares outstanding

(2)	Calculated using after-tax amounts and fully diluted shares of 172.6 million, which is a non-GAAP financial measure.

Please see definitions of non-GAAP financial measures in this release.